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                                                                   Exhibit 23.1T
Abrams and Company, P.C.
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Certified Public Accountants                           One Huntington Quadrangle
                                                                 Suite 4 South 1
                                                       Melville, N.Y. 11747-4406
                                                             (516) 454-9393 TEL.
                                                              (516) 454-6228 FAX
                                                                 Abrams@vdot.net



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the use in this Registration Statement of Futech Interactive Products (Delaware), Inc. on Form S4 of our report dated June 26, 1998 (except as to Note 19, the date of which is September 15,1999), appearing in the Prospectus/Proxy Statement which is a part of this Registration Statement.




/s/ Abrams and Company, P.C.
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October 4, 1999